UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2007

PLANETLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation or organization)

000-31763	58-2466623
(Commission File Number)	(IRS Employer Identification No.)

1415 Bookhout Drive Cumming, Georgia	30041
(principal executive offices)	(Zip Code)

(678) 455-7075
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 10, 2007, the shareholders of the Registrant voted to remove all existing directors and to elect M. Dewey Bain as sole director of the Registrant effective immediately.  The Registrant has relieved Amy Trombly and Jim Crane of their duties as members of the Board of Directors (the “Board”).  The appointment to the Board of Amy Trombly and Jim Crane, which provided them with certain abilities and the fiduciary responsibility to the shareholders has been breached in many key areas.  This resulted in a determination and act of a majority of the Registrant’s shareholders, that Amy Trombly and Jim Crane be removed from the Board of Directors and stripped of all duties that they were hired to perform for the Registrant.

Item 8.01	Other Events.

Effective as of October 10, 2007, the Registrant has entered into a Letter of Intent setting forth certain understandings between Pluginz, LLC and Planettraks, Inc., a wholly-owned subsidiary of the Registrant, with respect to the acquisition of 100% of the capital stock of Pluginz, Inc. and Plugin Stores, Inc., which together comprise the Pluginz business.  A copy of the Letter of Intent is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Identification of Exhibit
99.1	Letter of Intent between Pluginz, LLC and Planettraks, Inc., dated October 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2007.
PLANETLINK COMMUNICATIONS, INC.

	By	/s/ M. Dewey Bain
M. Dewey Bain, President